UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2016

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

351 East Evelyn Avenue, Mountain View, CA, 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 9, 2016, VIVUS, Inc. (the “Company”) entered into an Amended and Restated Preferred Stock Rights Agreement (the “A&R Rights Agreement”) with Computershare Trust Company, N.A., as Rights Agent, which amended the Company’s original Preferred Stock Rights Agreement (the “Original Rights Agreement”) entered into by and between the Company and the Rights Agent as of March 27, 2007. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the A&R Rights Agreement.

The A&R Rights Agreement was approved by the Board of Directors of the Company (the “Board”) to mitigate the likelihood of an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company and its subsidiaries (the “Tax Benefits”) to offset future income. If the Company were to experience an “ownership change,” as defined in Section 382 of Code, the Company’s ability to fully utilize the Tax Benefits on an annual basis would be substantially limited, and the timing of the usage of the Tax Benefits could be substantially delayed, which could therefore significantly impair the potential value of those assets. The rights plan is intended to act as a deterrent to any person or group acquiring “beneficial ownership” of 4.9% or more of the outstanding common stock, par value $0.001 per share, of the Company (“Common Stock”), without the approval of the Board.

The amendments to the Original Rights Agreement effected by the A&R Rights Agreement include, among others, the following:

•                  extension of the expiration date of the Rights from April 13, 2017 to November 9, 2019 (subject to earlier expiration under the circumstances described below);

•                  a lowering of the threshold at which a person or group becomes an “Acquiring Person” to 4.9% of the outstanding Common Stock, subject to certain exceptions (including that any person or group who, as of the time of the first public announcement of the approval of the A&R Rights Agreement, beneficially owns 4.9% or more of the then-outstanding shares of Common Stock, will not be deemed to be an “Acquiring Person” so long as such person or group does not thereafter acquire an additional 1% of the outstanding shares of Common Stock, subject to certain exceptions); and

•                  amendment of certain other provisions, including the definitions of “Beneficial Ownership” and “Exempt Person”, to include terms appropriate for the purpose of preserving the Tax Benefits.

The following summary of the terms of the A&R Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the A&R Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

The Rights. In connection with the adoption of the Original A&R Rights Agreement, the Board authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of Common Stock to stockholders of record at the close of business on April 13, 2007 and one right was issued with each share of Common Stock issued after that date.

Exercise of Rights. On or after the Distribution Date, each Right would initially entitle the holder to purchase one one-thousandth of a share of the Company’s Series A Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), for a purchase price of $5.30 (subject to adjustment) (the “Purchase Price”). Under certain circumstances set forth in the A&R Rights Agreement, the Company may suspend the exercisability of the Rights.

Definition of Acquiring Person. An “Acquiring Person” is a person or group that, together with affiliates and associates of such person or group, acquires beneficial ownership (i) of 4.9% or more of the shares of Common Stock then outstanding, other than: (A) the Company, its subsidiaries and their respective employee benefit plans or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; (B) any stockholder that, as of the time of the first public announcement of approval of the A&R Rights Agreement, beneficially owns 4.9% or more of the shares of Common Stock then outstanding, unless such person thereafter acquires an additional 1% of the outstanding shares of Common Stock, subject to certain exceptions (including pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock); (C) a person who becomes an Acquiring Person solely as a result of the Company repurchasing shares of Common Stock or a stock dividend, stock split, reverse stock split or similar transaction effected by the Company (unless and until such person acquires additional shares, other than in certain specified exempt transactions); (D) certain stockholders who inadvertently or without knowledge of the terms of the Rights, becomes Acquiring Persons and who thereafter reduce the percentage of shares owned below 4.9%; (E) investment advisors to mutual funds, to the extent that such advisor does not hold and no single fund advised by such advisor holds 4.9% or more of the Company’s outstanding Common Stock and (F) any person whose beneficial ownership of Common Stock is determined by the Board not to be inconsistent with the purpose of the A&R Rights Agreement.

Flip-In.  In the event that any person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such, all Rights that are, or (under certain circumstances specified in the A&R Rights Agreement) were, beneficially owned by any Acquiring Person or its affiliates and associates and certain transferees thereof will be null and void.

Exchange. At any time following the Stock Acquisition Date but before the time the Acquiring Person becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock, the Board may, at its option, exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment); provided, that no holder is entitled to receive pursuant to such exchange Common Shares that would result in a beneficial ownership of more than 4.9% of the Common Stock then outstanding.

Expiration. The Rights and the A&R Rights Agreement will expire on the earliest of (i) November 9, 2019, (ii) the time at which the Rights are redeemed or exchanged pursuant to the A&R Rights Agreement, (iii) the repeal of Section 382 of the Code or any successor statute if the Board determines that the A&R Rights Agreement is no longer necessary or desirable for the preservation of the Tax Benefits, (iv) the first business day following the date on which the A&R Rights Agreement fails to be ratified by the Company’s stockholders at the Company’s 2017 annual meeting and (v) the beginning of a taxable year to which the Board determines that no Tax Benefits may be carried forward.

Redemption. At any time prior to such time as any person becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.

Anti-Dilution Provisions. The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). Generally, no adjustments to the Purchase Price of less than 1% will be made.

Amendments. For so long as the Rights are then redeemable, any of the provisions of the A&R Rights Agreement may be amended by the Board without the approval of any holders of the Rights. At any time when the Rights are not then redeemable, the provisions of the A&R Rights Agreement may be amended by the Board to make changes which do not adversely affect the interests of holders of Rights, cause the Rights again to become redeemable or cause the A&R Rights Agreement to become otherwise amenable.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.  The A&R Rights Agreement, specifying the terms of the Rights (as defined therein), is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                         Exhibits.

Exhibit No.	Description

4.1

Amended and Restated Preferred Stock Rights Agreement, dated as of November 9, 2016, by and between VIVUS, Inc. and Computershare Trust Company, N.A. (which includes the Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of VIVUS, Inc. as Exhibit A to the A&R Rights Agreement, the Form of Rights Certificate as Exhibit B to the A&R Rights Agreement and the Summary of Rights to Purchase Series A Participating Preferred Stock as Exhibit C to the A&R Rights Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 9, 2016

VIVUS, Inc.

By:	/s/ John L. Slebir
	Name:	John L. Slebir
	Title:	Senior Vice President, Business
Development and General Counsel